UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 25, 2006



                             PYR Energy Corporation
                             ----------------------
             (Exact name of registrant as specified in its charter)

          Maryland                       001-15511                95-4580642
          --------                       ---------                ----------
(State or other jurisdiction      (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)


                1675 Broadway, Suite 2450, Denver, Colorado 80202
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (303) 825-3748


                                 Not Applicable
            ---------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On July 25, 2006 Scott Singdahlsen submitted his resignation from his positions as Chief Executive Officer, Chief Financial Officer and Director of PYR Energy Corporation ("PYR" or the "Company). Mr. Singdahlsen's Memorandum to the Board is attached as Exhibit 17. Mr. Singdahlsen will remain employed by the Company, where he will devote his full-time efforts to the Company's oil and gas prospects.

     On July 26, 2006, the Board of Directors of the Company elected Kenneth R. Berry, Jr. interim Chief Executive Officer and interim President and Jane M. Richards as Chief Financial Officer.

     Mr. Berry joined PYR in 1997 and has served as Vice President of Land since 1999. Prior to joining the Company, Mr. Berry served as the managing land consultant for Swift Energy Company in the Rocky Mountain Region. He began his career in the Land Department with Tenneco Oil Company after earning a B.A. degree in Petroleum Land Management at the University of Texas - Austin.

     As more fully described in the Form 8-K filed with the SEC on October 26, 2005, in mid-October 2005, the Company completed a Private Equity Placement consisting of the sale of 6.328 million shares of common stock, priced at $1.30 per share, to a group of institutional and accredited individual investors. Pursuant to the terms of the Private Placement, the Company has filed a registration statement covering the resale of these shares. On October 3, 2005, Estancia Corporation, an entity solely owned by Kenneth Berry Jr., purchased 50,000 shares of common stock pursuant to the Private Placement, and a trust of which Mr. Berry is Trustee and a beneficiary purchased an additional 20,000 shares of common stock pursuant to the Private Placement. This transaction was approved by the Audit Committee of the Board of Directors of the Company.

     Jane Richards joined PYR as Controller in 2005. She was subsequently appointed Principal Accounting Officer. Prior to joining PYR, Ms. Richards held supervisory accounting and financial reporting positions with several oil companies, most recently with Tipperary Corporation and Williams Companies Inc. She received a B.S. degree in Accounting from the University of Denver.

     The Company does not have an employment agreement with either Mr. Berry or Ms. Richards.

Item 7.01      Regulation FD Disclosure

     On July 26, 2006, the Company issued a press release entitled "PYR Energy Reports New Management Positions." The release is attached at Exhibit 99.1

Item 9.01      Financial Statements and Exhibits

     Exhibits. The following exhibits are filed herewith:

          17. Memorandum from Scott Singdahlsen regarding his resignation as an officer and director of the Company.

          99.1 Press Release issued July 26, 2006.


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  July 27, 2006                          PYR ENERGY CORPORATION



                                              By: /s/ Kenneth R. Berry, Jr.
                                              ----------------------------------
                                              Kenneth R. Berry, Jr.
                                              Chief Executive Officer